Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

June 19, 2026

Vaxart Biosciences Inc 170

Harbor Way Ste 300

South San Francisco, California 94080

Attention:	[***]

Subject:	Modification No. 07 to RRPV Project Award No. 01; RRPV-24-04-NGVx-003

Reference:	RRPV Base Agreement No. 2024-606

Dear [***]:

In accordance with the terms and conditions of the referenced RRPV Base Agreement, Modification No. 07 hereby amends the Project Award No. 01 as follows:

DESCRIPTION OF MODIFICATION

1)	The Project Agreement Ceiling clause of the Project Award is replaced in its entirety:

4.	PROJECT AGREEMENT CEILING

The total estimated ceiling for this Project Award is $[***] broken out as follows:

Firm Fixed Price

The total fixed amount for the services to be provided by the Project Awardee are as follows:

Fixed Amount (Milestone 2 Only)	$[***]
Fixed Amount (CMC / KP.2 Manufacturing)	$[***]
Total Fixed Cost	$67,949,802

Estimated Expenditure and Fixed Fee

The total estimated expenditure and fixed fee for the services to be provided by the Project Awardee are as follows:

ESTIMATED EXPENDITURE

Estimated Expenditure	$[***]
Fixed Fee	$[***]
Total Expenditure and Fixed Fee Cost	$[***]

The total amount of funding currently allotted to this Project Award and available for payment is $344,795,504. Additional funds up to the Reserve ceiling of $[***] can be requested and may be approved provided Vaxart has an acceptable technical justification. However, Vaxart acknowledges that any costs above the agreed upon contract ceiling amount of $[***] will be the sole responsibility of Vaxart.

2)    The Incremental Funding clause of the Project Award is modified to read as indicated in bold below:

5. Incremental Funding

The total amount of funding currently allotted to this Project Award and available for payment is $344,795,504 (this is an increase of $28,817,712). Any work performed in excess thereof shall be at the Project Awardee’s risk. The Project Awardee shall notify the CMF if at any time the Project Awardee has reason to believe that the costs accrued in the next [***] ([***]) days will exceed [***] percent ([***]%) of the current total authorized funding. Such notice should specify the estimate of additional funds required, along with the associated remaining tasking and timeframe. The Project Awardee is not obligated to continue performance under this Project Award (including actions under the Termination clause of the RRPV Base Agreement) or otherwise incur costs in excess of the amount identified in this clause.

The USG shall provide initial funding for the Project Award on a firm fixed price basis at the time of award that will fund trial preparation activities (Milestone 2). When the USG and Vaxart have mutually determined that the trial shall further proceed, the USG shall provide additional funding on an expenditure-based basis during the period of performance of the Project Award to support Vaxart’s performance of the requirements set forth in the Project Award. The USG shall provide such additional funding in incremental amounts based upon Vaxart’s continued fulfillment of requirements of the Project Award commensurate with the payment terms established in the Project Award.

3)	The Indirect Rates Clause of the Project Award is hereby incorporated in its entirety:

20. Indirect Rates

The parties agree that the indirect rates for this Project Award will not exceed the percentages set forth in the table below. Therefore, expenditures reimbursed by the Government, through the CMF, to the Project Awardee under this Project Award shall not exceed the costs based on the below rates even in the event that actual rates exceed final approved indirect rates. The rates utilized are final for the remainder of the contract. BARDA will not re-negotiate or allow for any adjustment to these rates throughout the duration of the project or following the contract’s conclusion.

Category	From Project Start to 7/31/2025	From 8/01/2025 to Project End
Fringe	[***]%	[***]%
Overhead	[***]%	[***]%
G&A	[***]%	[***]%

4)	Attachment A, Statement of Work, of the Project Award is hereby replaced in its entirety as attached herein.

Except as provided herein, all Terms and Conditions of the referenced RRPV Base Agreement, Project Award and preceding modifications remain unchanged and in full force and effect.

The Project Awardee is required to sign this document and return to Advanced Technology International to finalize this action.

Vaxart Biosciences Inc		Advanced Technology International
By:	/s/[***]	By:	/s/[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]
Date:	06/19/2026	Date:	06/22/2026

Attachment A Statement of Work

(Incorporated via Modification No. 07. Attachment A is replaced in its entirety.)

RPP#: 24-04-NGVx

Project Identifier: RRPV24-04-NGVx-003

Project Title: Oral Mucosal Vaccine for SARS-CoV2 Protection

RRPV Member Organization Name: Vaxart, Inc.

Primary Place of Performance: 170 Harbor Way, Suite 300, South San Francisco, CA 94080

1.0	Introduction / Background

Vaxart Biosciences, Inc. (“Vaxart”) is a development-stage biotechnology company with a pipeline of biologics across multiple therapeutic classes. Vaxart's platform technology makes it possible to administer vaccines in a thermo-stable tablet form, allowing for rapid deployment in mass vaccination programs, without the large logistical requirements and significant medical waste of conventional frozen vaccines. The vaccines are designed to trigger strong mucosal IgA and T-cell responses, as well as systemic antibodies. The technology is based on a non-replicating adenoviral vector with a molecular adjuvant that enhances antigen immune responses in the human intestine, the site of tablet release.

This project will compare Vaxart’s updated COVID-19 vaccine candidate to an mRNA comparator to evaluate efficacy for symptomatic and asymptomatic disease, systemic and mucosal immune induction, and adverse events.

2.0	Scope / Project Objective

The objective of this project is to complete a phase 2b clinical trial, comparing Vaxart’s Covid-19 candidate vaccine to an approved mRNA COVID-19 vaccine. Vaxart has divided the program into two phases. Phase 1 includes the execution of a Phase 2b clinical trial comparing Vaxart’s vaccine candidate and an mRNA vaccine comparator for efficacy, immune induction, and safety. Phase 2 includes further analysis to characterize the durability of the immune responses initially characterized by tracking mucosal samples from vaccinated individuals for a year and assessing cross-reactivity over time.

Phase 1: Clinical Trial Execution for Phase 2b Clinical Trial

Vaxart shall execute a Phase 2b clinical trial in approximately 5,000 individuals comparing Vaxart’s KP.2 vaccine candidate and an mRNA KP.2 vaccine comparator for efficacy, immune induction, and safety. The clinical trial will begin with a sentinel cohort of 400 individuals using Vaxart’s XBB vaccine and an mRNA XBB comparator.

Specifically, Vaxart will:

●	Determine the relative efficacy of the Vaxart’s COVID-19 vaccine candidate compared to a relevant comparator booster dose for the prevention of symptomatic, PCR confirmed COVID-19
●	Assess the safety and tolerability of Vaxart’s COVID-19 vaccine candidate
●	Evaluate the humoral immunogenicity of Vaxart’s COVID-19 vaccine candidate
●	Evaluate cellular immunogenicity of Vaxart’s COVID-19 vaccine candidate
●	Evaluate the mucosal immune responses of Vaxart’s COVID-19 vaccine candidate
●	Determine the durability of Vaxart’s COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of symptomatic, PCR confirmed COVID-19

●	Determine the relative efficacy of Vaxart’s COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of asymptomatic, PCR confirmed COVID-19
●	Determine the relative efficacy of Vaxart’s COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of severe PCR confirmed COVID-19
●	Efficacy sub-analyses and support BARDA’s Correlates of Protection analyses

Vaxart will manufacture new KP.2 lots as described under Task Area 5 (1.5), CMC, to support the approximately 5,000-participant arm of the study.

Additional Characterization of Immune Responses by Vaxart

As shown in the table below, Vaxart will expand on the durability of the immune responses initially characterized by tracking sera and mucosal samples from vaccinated individuals for a year and assess cross-reactivity over time via MSD antibody assay. Vaxart will also conduct B-cell flow cytometry assays (referred to as Phase 2 later in the SOW) and T-cell AIM assays, as well as support central assay conduct of assays, and subsequent analysis and report generation of all immune assay data.

Assays to be conducted by Vaxart:

Laboratory	Assays to be Conducted	Research Endpoints	Type of analysis	Milestone Task # for Assay Work	Milestone Task # for Report
[***]	MSD Antibody Assay for sera, nasal and saliva samples	Characterize Ab Responses against S protein endemic coronaviruses (D1- D365)	Future use	1.2.1.4, 1.2.2.3, 1.2.2.4	2.1.3
[***]	B cell flow cytometry	Interrogate memory B cell populations and further explore double positive IgD+IgA+B cells D7	Future Use	2.1	2.1.3
[***]	T cell AIM flow assay	Characterize T cell responses to SARS-CoV-2 peptides including mucosal homing markers (D1- D365)	Per Protocol	1.2.1.4	1.3.8.2

3.0	Requirements

Phase 1: Clinical Trial Execution for Phase 2b Clinical Trial (WBS 1)

Vaxart shall execute a Phase 2b clinical trial in approximately 5,000 individuals comparing Vaxart’s vaccine KP.2 candidate and an mRNA KP.2 vaccine comparator for efficacy, immune induction, and safety. The clinical trial will begin with a sentinel/safety cohort of 400 individuals using Vaxart’s XBB vaccine and an mRNA XBB comparator.

Task Area #1 – Program Management (WBS 1.1)

Vaxart’s program management activities will follow procedures described in the Project Management Institute Project Management Book of Knowledge (“PMBOK©”). These activities align with requirements established by BARDA. Consistent with those requirements, the primary objective of program management is to ensure that the activities and outputs that result are delivered on time, within scope and budget, and meet applicable quality standards.

Vaxart will undertake all of the required program management activities necessary to complete Phase 1 and Phase 2 of this project.

●

The Principal Investigator (PI) for the project will work with Vaxart’s program management team and will be responsible for the technical and contractual deliverables of the program. The Vaxart Program Team (VPT), which includes representatives from BARDA, will conduct weekly progress meetings and annual performance reviews through the period of performance. This may also include annual face-to-face meetings. In addition, the VPT will conduct monthly performance reviews in accordance with the USG contract/communication plan requirements. (WBS 1.1.1)

o

The Program Manager and Principal Investigator will have responsibility for deliverables from the Subcontractors. Each of the Subcontractors will be managed day-to-day by the program management team and the appropriate Vaxart Technical Lead. A Subcontract Management Plan will be submitted to BARDA within [***] business days of award in accordance with the ASPR Business Toolkit. The Project Manager shall have the responsibility of reporting to BARDA any material subcontract issues that could impact the timing and quality of the program deliverables. (WBS 1.1.1)

o

Vaxart will maintain a quality management system to ensure that all activities are carried out in accordance with the standards applicable to medical devices and pharmaceutical activities for clinical studies. Vaxart will use a Quality Assurance Surveillance Plan (QASP) with the key subcontractors in the program. The QASP, an element of Quality Management, will describe the methods used to monitor subcontractor performance, establish documentation/reporting requirements, and Vaxart’s interactions with the subcontractor. The QASP is a means for evaluating whether the subcontractor is meeting the performance standards/quality levels identified in the project work plan and the contractor’s quality control plan, and to ensure that the deliverables meet Vaxart’s commitment to BARDA in the program. (WBS 1.1.1)

●	As part of Vaxart’s overall program management activities, including subcontractor, risk and quality management activities, Vaxart will travel to sites as necessary to oversee the project. (WBS 1.1.1)
●

The PI and program management team are the leads, and with the entire Project Team’s input, have responsibility for Risk Identification and Mitigation. Included in this section is the generation of a Risk Management Plan (RMP) and Security Plan within [***] business days of contract award to be approved by BARDA. While monitoring risk will be on-going throughout the program, and a topic for discussion in the telecons/meeting with BARDA, the Risk Register and associated documentation from the RMP will be updated no less than monthly and included in the Monthly Technical Progress Report to BARDA. (WBS 1.1.2)

●	Vaxart will perform and report on program performance as directed by BARDA. Included in this activity is program cost accounting, invoicing, and monthly and annual reporting. (WBS 1.1.3)
●	Specific deliverables for WBS 1.1 subtasks are delineated in Section 4.0 Deliverables

Task Area #2 – Analytical (WBS 1.2)

Vaxart’s analytical activities encompass those activities to be performed to collect, test (internally or at BARDA-contracted lab), and report on samples taken from participants in both the XBB and KP.2 cohorts in the Phase 2b trial. All Vaxart conducted (whether directly or via sub-contract) immunogenicity assay work will be done on samples from the KP.2 cohort using appropriately developed assays and in accordance with SOPs (see details for appropriate development level in note at the end of the SOW).

Vaxart will provide serum and PBMC samples to BARDA for analysis at a BARDA-designated testing facility (WBS 1.2.1); Vaxart will also be responsible for conducting specified additional assays.

●	Vaxart will conduct start up activities to support collection, testing and reporting on Serum and T Cell samples from the Phase 2b trial participants. (WBS 1.2.1.1)
●	Samples will be collected from participants (WBS 1.2.1.2):
o	Serum samples will be collected from all participants according to the schedule detailed in the protocol (WBS 1.2.1.2).

o

PBMC samples will be taken from approximately 180 participants from the KP.2 cohort, according to the timeline plan detailed in the protocol. These will be processed using the BARDA protocol for PBMC CPT isolation (WBS 1.2.1.2).

●	Samples will be shipped from the clinical sites to a central repository (WSB 1.2.1.3).
o

Serum samples will be made available for BARDA to receive and analyze at a BARDA-designated testing facility. Samples made available for testing will include those collected on D1, D31, D91, D181, and D366 for KP.2 cohort and D1, D31, and D181 for the XBB cohort (WBS 1.2.1.3)

o	PBMC samples will be shipped with a liquid N2 dry shipper to a central repository and then provided to the BARDA-designated testing facility. (WBS 1.2.1.3).
●	Vaxart will conduct immunoassays on samples from the KP.2 cohort (WBS 1.2.1.4):
o	As part of future use testing, Vaxart will perform Qualified/Fit-for-purpose MSD assays*, against S protein for SARS1, MERS, 229E, OC43 D1, D31, D91, D181, and D366
o

PBMC samples will be collected from approximately 200 participants (0 and 7 days post vaccination) enrolled in the study and processed using the Vaxart PBMC EDTA protocol for isolation. Vaxart will perform per protocol T cell AIM flow assay (including mucosal homing markers) on PBMC samples to characterize T cell responses to SARS-CoV2 peptides (WBS 1.2.1.4).

●

The BARDA-designated testing facility will measure sera antibody responses (for both KP.2 and XBB cohorts) and T cell responses (KP.2 cohort) to SARS-Cov-2 S protein. This will include both per protocol and future use testing. The testing lab will tabulate results and send to Vaxart (WBS 1.2.1.5)

BARDA and Vaxart will characterize immune responses at mucosal surfaces according to the schedule detailed in the protocol. (WBS 1.2.2)

●	Vaxart will conduct start-up activities, including ordering materials to support collection, testing and reporting on mucosal samples from the Phase 2b trial participants. (WBS 1.2.2.1)
●

KP.2 specific positive controls will be made and KP.2 mouse immunogenicity data will be acquired. KP.2 specific human antibodies (IgG and IgA) will be identified/isolated/cloned from infected convalescent participants (internal volunteers), or acquired via commercial sources, if available. These reagents will be evaluated for use in assays at Vaxart for qualification of their assays. (WBS 1.2.2.2)

●

To test the effects of mucosal vaccination, nasal samples will be collected using [***] devices (Mucosal Diagnostics) at timepoints post vaccination according to the schedule detailed in the protocol. (WBS 1.2.2.3)

o	Samples will be shipped to the mucosal processing lab contracted by BARDA.
o	A BARDA-designated testing facility will assess spike specific antibody levels using MSD technology.
o	A BARDA-designated testing facility will measure functional antibodies (nAb).
o

As part of future use testing, Vaxart will perform Qualified/Fit-for-purpose MSD assays*, against S protein for SARS1, MERS, 229E, OC43, on D1, D31, D91, D181, and D366 for nasal samples (IgA and total IgA), Mucosal sample testing shall be dependent on sample availability.

●	To test the effects of mucosal vaccination, saliva samples will be collected using [***] devices at timepoints post vaccination according to the schedule detailed in the protocol. (WBS 1.2.2.4)
o	Samples will be shipped to the mucosal processing lab contracted by BARDA.
o	A BARDA-designated testing facility will assess spike specific antibody levels using MSD technology.
o	A BARDA-designated testing facility will measure functional antibodies (nAb).
o

As part of future use testing, Vaxart will perform Qualified/Fit-for-purpose MSD assays*, against S protein for SARS1, MERS, 229E, OC43 on D1, D31, D91, D181, and D366 for and saliva (IgA and total IgA) samples (WBS 1.2.2.4). Mucosal sample testing shall be dependent on sample availability.

●

The BARDA-designated testing facility will measure mucosal antibody response (for both KP.2 and XBB cohorts for both nasal and saliva samples) to SARS-CoV-2 protein, tabulate results, and send to Vaxart. This will include both per protocol and future use testing. (WBS 1.2.2.5)

Vaxart will determine the efficacy of Vaxart’s vaccine candidate and the mRNA comparator vaccine against symptomatic and asymptomatic COVID-19 infection. (WBS 1.2.3)

●	Vaxart will conduct start up activities to support collection, testing and reporting on COVID infection and efficacy results from the Phase 2b trial participants. (WBS 1.2.3.1)
●	All participants enrolled will be provided kits to swab weekly for SARS-CoV-2 infection.
●

Samples will be returned to Vaxart's contracted central lab by mail. Samples will be tested for infection by Vaxart's contracted central lab. Vaxart's contracted central lab will provide monthly data transfers to the Vaxart Clinical CRO who will compile the data and at the end of the study, the two different vaccines will be compared for relative protection against infection. (WBS 1.2.3.2)

●	Any participant sample testing positive for symptomatic infection will be sequenced at a BARDA contracted lab to determine the breakthrough strain. (WBS 1.2.3.3)
●	Sample testing and analysis will be completed at Vaxart's contracted central lab and data transferred to Vaxart Clinical CRO. (WBS 1.2.3.4)

*Requirement of Vaxart-supported assay testing:

1.

All MSD assays will be qualified, per definitions found in the publicly available DMID Development Guidelines (https://www.niaid.nih.gov/sites/default/files/clinical-assay-development-stages.pdf)*, which include provision of a controlled SOP and a Fit-for-Purpose (FFP)/Qualification development report**. The MSD binding assay SOPs shall include assay methods and other relevant SOPs. These SOPs shall encompass sample handling and preparation, reagent preparation and storage, instrument setup and calibration, plate handling and washing, data acquisition and analysis and quality control criteria. In addition, the FFP documentation shall include:

a.	Context of Use: Objective of the assay, matrix (serum/NLF/saliva), intended interpretation (descriptive/comparative), and its role in the development program.
b.	Method Development Summary: Optimization for critical reagents, minimum required dilution, and key assay parameters.
c.	Assay Performance Characteristics:
i.	Precision: Repeatability and intermediate precision (e.g., analyst/day).
ii.	Relative Accuracy/Dilutional Linearity
iii.	Specificity: Determine the titer of the analyte of interest, not related analytes
iv.	Analytical Range: LLOQ/ULOQ appropriate to the planned study.
v.	Robustness: Performance across analysts/days/reagent lots as applicable

2.

For the T-cell AIM phenotyping assay, the assay will meet the ‘developed’ threshold, as defined in the DMID Development Guidelines. Flow cytometry-based assay SOPs shall address sample collection, handling, and preparation. SOPs shall include staining procedures (e.g., antibody panels, fluorochrome selection, and incubation conditions), instrument setup and calibration (including cytometer configuration and compensation), data acquisition parameters, and data analysis workflows. Other aspects include:

a.	Context of Use: Objective of the assay, sample type, intended interpretation (descriptive/comparative), and its role in the development program.
b.	Method Development Summary: Optimization for critical reagents, equipment, software, and plate/layout as applicable.
c.	Flow Cytometry
i.	Antibody conjugates panel verification
ii.	Defined positive and negative controls
iii.	Ability to qualitatively distinguish negative vs positive populations (gating strategy)
iv.	Pre-defined success criteria based on preliminary experiments prior to testing study samples

*BARDA notes that while the DMID guidelines call for exploratory assays in Phase 2 trials to be ‘optimized’, these MSD assays need to be qualified/fit-for-purpose to support data interpretation in alignment with what has been done for all other MSD assays in the trial.

**Note the SOPs and Fit-for-Purpose/Qualification Report will be needed for each sample matrix

***Costs for Fit-for-Purpose/Qualification development will be budgeted accordingly across 1.2.1 and 1.2.2.

Task Area #3 – Clinical (WBS 1.3)

Vaxart’s clinical efforts encompass all activities and tasks to be performed in the execution of the Phase 2b clinical trial from study initiation of XBB safety lead-in group of 400 participants to delivery of the CSR with approximately 5,000 participants completing the trial with KP.2. Study enrollment will be paused between strain change to allow safety data review of the lead-in cohort by the DSMB committee, as well as FDA and BARDA, before re-starting.

Vaxart will complete all of the activities required for clinical trial site start-up. BARDA representatives will be included in all key discussions with the CRO for clinical trial site start-up to include but not limited to demographics, recruitment, enrollment, and retention. (WBS 1.3.1)

●

A comprehensive set of documents that provide critical information about the study and ensure regulatory compliance will be prepared for the XBB and KP.2 cohorts. These documents include the study protocol, informed consent forms, investigator's brochure, case report forms, institutional review board (IRB) approvals, clinical trial agreements, financial disclosure forms, any adverse events, and additional safety-related reporting forms, and monitoring plans. (WBS 1.3.1.1)

●

Site contract negotiation and start-up will be completed for the XBB and KP.2 cohorts, continuing until all anticipated sites are activated. This will include finalization of details including site payment, indemnification, intellectual property rights, publication rights, and data ownership. (WBS 1.3.1.2)

●

Site budget negotiation will be completed. This will include finalization of the budget for activities for the XBB and KP.2 cohorts such as participant recruitment, study visits, data collection, site personnel costs, and any additional expenses related to the trial. (WBS 1.3.1.2)

●

Regulatory binders will be compiled for the XBB and KP.2 cohorts and sent to clinical sites participating in the trial. These include study protocol, investigator's brochure, informed consent forms, IRB approvals, financial disclosure forms, and other regulatory submissions. (WBS 1.3.1.3)

●

Prior to both the XBB and KP.2 cohorts, site initiation visits (SIVs) will be conducted to ensure that the research site is ready to initiate the study. During SIVs, representatives from the sponsor or contract research organization (CRO) will meet with the site staff to review study procedures, data collection methods, and regulatory requirements. Four (4) BARDA representative(s) will be invited at SIVs and IMVs with appropriate notice to allow for coordination with all parties. (WBS 1.3.1.4)

●

CTM, as well as the mRNA comparator, will be shipped to investigative sites. Based on the site's enrollment needs, the sponsor or contract research organization (CRO) will generate drug shipment orders. These orders specify the quantity of investigational product required. The orders are then processed through an Interactive Web Response System (IWRS), which helps manage and track drug supplies supported by automated re-supply triggers. The IWRS assigns unique randomization numbers and treatment codes to participants, ensuring blinded allocation. The drug is then packaged, labeled, and shipped to the investigative sites following regulatory and logistical requirements. The site receives the shipment, confirms its integrity, and maintains appropriate storage and accountability records for the investigational product throughout the trial. (WBS 1.3.1.5).

●

The shipment of CTM for the initial 400 sentinel participants and the approximately 5,000 participant KP.2 cohorts will be closely managed by Vaxart. The remaining unused XBB material can be disposed per written agreement with BARDA. All other required laboratory and essential supplies will be shipped to investigative sites. These supplies can include items such as laboratory kits, specimen collection materials, study-specific laboratory tests, shipping containers, and labeling materials. (WBS 1.3.1.5)

●	Additional study meetings and role specific trainings will be held as needed with the clinical sites to ensure preparation and alignment. (WBS 1.3.1.6)

Vaxart will enroll eligible volunteers first in the safety lead-in cohort (400) and, upon successful DSMB 30-day safety review along with FDA and BARDA approval, then in the follow-on approximately 5,000 participant full enrollment cohorts, and ensure that they are randomized and assigned to a treatment group. (WBS 1.3.2). The Project Awardee agrees that the Phase 2b clinical trial will be conducted in alignment with Attachment B, “Key Tenets”. Awardees must provide a Representative Enrollment Plan that includes enrollment of participants in both the lead-in cohort of 400 participants and the full enrollment of approximately 5,000 participants based on the agreed-upon plan. Demographics targets will align with the 2020 US Census Data provided here:

OMB/FDA/US Census Categories	2020/2023 US Census Data*	Planned Enrollment
Subgroup Population

Sex
Female	50.5%
Male	49.5%
Total	100%	100%

Ethnicity
Hispanic or Latino	19.5%
Not Hispanic or Latino**	N/A
Total	N/A	100%

Race
American Indian or Alaska Native	1.3%
Asian	6.4%
Black or African American	13.7%

Native Hawaiian or Other Pacific Islander	0.3%
White	75.3%
Two or More Races***	3.1%	N/A
Total	100%	100%

Age
18-64 years	60.6%	75%
≥ 65 years****	17.7%	25%
Total	N/A	100%

# Proposed Sites

*Current US Census data refers to 2020 US Census data = 2023 US Census Data; U.S. Census Bureau QuickFacts: United States; accessed 12/12/2024

**2020/2023 US Census data does not include reporting for Not Hispanic or Latino; however, OMB and FDA include reporting for this category; comparison to 2020/2023 US Census data is N/A

***2020/2023 US Census data includes reporting for Two or More Races; however, OMB and FDA do not include reporting for this category; individual race categories should be reported instead according to participant selections

**** Program requirement of at least 25% elderly (>=65 years) participants enrolled.

Activation of each enrollment milestone (MS 50 – 50.2) will not initiate without written authorization from BARDA (PAR or Alt PAR).

Potential participants will undergo pre-screening including an initial evaluation to determine their eligibility, including: (WBS 1.3.2.1)

o	CBC, Coagulation and Chem 7 testing per study protocol will be conducted
o	Urine and pregnancy testing per study protocol will be conducted
o	Repeat testing as required per study protocol will be conducted
●

Various efforts to identify and enroll an eligible and diverse participant population will be undertaken. These may include developing targeted recruitment strategies and advertisements to reach the intended participant population. Participant recruitment vendors may be engaged to assist with recruitment campaigns, utilizing various channels such as online platforms, social media, print media, and community outreach. BARDA, ASPR, and HHS logos are not allowable in any source of materials for recruitment (WBS 1.3.2.2)

o

Enrollment data will be provided daily, in a format and to a location agreed to by BARDA. to ensure that study enrollment is tracking study goals, including demographics goals. Strategies will be implemented to correct any enrollment lag or demographics imbalances identified.

o	If necessary, trial participants’ past medical or surgical history to confirm eligibility into the study will be requested.
o	Participants’ informed consent will be obtained.
o	Screening visits will be performed.
o	Sites and investigators will verify participant eligibility for clinical trials by conducting a thorough evaluation.

Participants will be randomized using the Interactive Web Response System (IWRS) which will assign unique identification numbers and determines treatment allocation based on the randomization schedule.

(WBS 1.3.2.3) Dosing data will be updated in EDC within the standard turnaround time for data entry of 5 business days from visit completion.

Vaxart will complete all the activities required to ensure clinical conduct of the trial. (WBS 1.3.3)

●

Study visits will be performed as per the clinical trial protocol. Site visits will involve scheduling the visit, preparing study materials, administering assessments, and addressing study participants’ questions. Investigators oversee the visit, conducting physical examinations, reviewing data, making treatment decisions, and ensuring protocol adherence. (WBS 1.3.3.1)

●

Biosamples will be collected as per the clinical trial protocol. Trained healthcare professionals will conduct phlebotomy to draw blood, and participants provide urine samples as required. After collection, the biosamples will be processed, labelled and stored until shipping. Biosamples will be transported to designated laboratories using specialized containers that maintain required temperatures. The collection of PBMC (Peripheral Blood Mononuclear Cell) samples involves a specialized process to obtain these immune cells from the blood for research purposes. Trained healthcare professionals will perform venipuncture to draw blood from the participant. The sample will be processed, labeled and then cryopreserved or immediately used for various immune-based assays or research investigations. (WBS 1.3.3.2)

As recommended by the FDA, a Drug Safety Monitoring Board (DSMB) will convene and review safety data of the initial 400 participants in the safety-lead in cohort after they complete Day 31 (Visit 3). The raw data and the DSMB recommendation will then be submitted to BARDA and the FDA (WBS 1.3.3.3)

●

Clinical Research Associates (CRAs) will conduct source data verification (SDV) according to the Clinical Management Plan to review and confirm the accuracy of data recorded in source documents against the study database. CRAs will cross-reference source documents like medical records and lab reports with case report forms (CRFs) to identify discrepancies or errors. Data queries are raised to resolve any issues, ensuring data accuracy and compliance with the study protocol and regulatory standards. CRAs also assess participant safety and provide guidance to site personnel, ultimately upholding data quality and the integrity of the clinical trial while safeguarding participant well-being. (WBS 1.3.3.4)

o

Query resolution activities will include identification and rectification of discrepancies or missing information in study data. Data managers or clinical research associates (CRAs) review the data for inconsistencies and raise queries to the site personnel or data entry personnel to seek clarification or corrections. These queries are documented and communicated to the site, and the site responds with the necessary information to resolve the query. (WBS 1.3.3.4)

●

Ongoing site supplies management will be performed during the clinical trial. These activities involve systematic inventory monitoring, timely replenishment, and distribution of essential materials and investigational products to research sites. (WBS 1.3.3.5)

●	Participants will be dosed as per the protocol. Post enrollment of 2,500 and 5,000 participants, parties will meet to ensure alignment with study goals. (WBS 1.3.3.6)
●	Participants will be followed for one year as per the trial protocol. (WBS 1.3.3.7)

Vaxart will oversee routine and for-cause monitoring visits during the conduct of the clinical trial to ensure compliance with the study protocol, regulatory requirements, and Good Clinical Practice (GCP) guidelines. (WBS 1.3.4)

●	Unblinded clinical CRO monitors will perform independent drug monitoring visits throughout study conduct (WBS 1.3.4.1).

●

Safety monitoring will be conducted throughout as per the clinical trial protocol and the testing outlined in WBS 1.3.2.1. The safety monitoring process during study visits will include AE reporting, safety assessments, protocol adherence, and proactive pharmacovigilance measures. Study coordinators will systematically collect information on adverse events (AEs) or any untoward medical occurrences experienced by participants during or after the study visit. AEs can range from mild side effects to serious adverse reactions. These events will be documented, assessed for severity and causality, and reported to the appropriate regulatory authorities and the trial sponsor as per the established reporting timelines and guidelines. (WBS 1.3.4.2)

●

Clinical Research Associates (CRAs) will travel as necessary to conduct routine monitoring visits. During these visits, CRAs review study data, source documents, and participant records, ensuring compliance with protocols and regulations. Additionally, they will provide support and training to site personnel, address any issues or queries, and ensure adherence to Good Clinical Practice (GCP) standards. (WBS 1.3.4.2)

●

Meetings with investigators will be conducted as necessary to ensure planning, coordination and to discuss essential trial-related topics. The sponsor or CRO schedules the meetings and prepares an agenda, covering aspects such as trial progress, protocol compliance, safety updates, data quality, participant retention, and investigational product management. During the meetings, investigators may provide updates on recruitment, safety data, and protocol adherence while addressing challenges and proposing strategies for participant retention. (WBS 1.3.4.2)

Monitoring or trip reports will be prepared by Clinical Research Associates (CRAs) after conducting routine monitoring visits to research sites. These reports will include a detailed account of the visit, including site activities, data verification, source document review, and any findings or discrepancies identified. They will document participant safety assessments, compliance with the study protocol and regulatory guidelines, and any issues or concerns raised during the visit. (WBS 1.3.4.2)

Vaxart will undertake a comprehensive clinical data management program that will include the collection, validation, and analysis of participant data to ensure its accuracy, completeness, and confidentiality. (WBS 1.3.5)

●

A single statistical analysis plan (SAP) for the entire trial (includes both XBB and KP2) will be developed and finalized prior to initiation of any analysis and database unblinding. The effort will begin with defining the trial's primary and secondary objectives, study endpoints, and the statistical methods to be employed. The SAP outlines the data handling procedures, data transformations, and imputation methods for missing data. Additionally, it specifies the statistical tests and models to be used, sample size calculations, and adjustments for multiple comparisons. The SAP also addresses subgroup analyses, sensitivity analyses, and any predefined interim analysis if applicable. (WBS 1.3.5.1).

o

As described in Section 13.1.2.2.1 of the protocol (VXA-COV-2 Final Amendment 2, Version 4.0, 04 Dec 2024) the protocol design will contain a single primary hypothesis test of relative vaccine efficacy (rVE) in the Per Protocol (PP) set: (H0: rVE≤0% vs H1: rVE>0%) to test superiority in vaccine efficacy among the KP.2 cohort. No other hypothesis testing will be performed for any of the study objectives.

●	All planned per protocol analysis will be defined in the SAP, and all per protocol analysis will be included in a CSR or CSR addenda that are filed to FDA (WBS 1.4.1 )
o	Reports will only be run on ‘frozen’ (XBB) or ‘locked’ (KP.2) data and will be described in the SAP and include:
▪	For XBB
●	Topline report for XBB safety and efficacy results performed by CRO (WBS 1.3.5.2)
●	XBB clinical report performed by CRO (WBS 1.3.5.3)
▪	For KP.2 (listed under WBS 1.3.8)
●	CSR for KP.2 safety and efficacy results

●	CSR addenda for KP.2 and XBB immunogenicity data
●	For each report/addenda:
o

Programming specifications for biostatistical analysis will be developed. This effort involves collaboration between biostatisticians and programmers and will result in final programming specifications, ensuring robust and reliable data analysis for the clinical trial. This includes re-programming datasets and TFLs for DSMB to separate XBB and KP.2. (WBS 1.3.5.4)

o	Method validation will be completed to ensure the statistical methods used for data analysis are appropriate, accurate, and reliable. (WBS 1.3.5.5)
o

PI attestation will be completed. During this process, the PI reviews and confirms the appropriateness and accuracy of the statistical methods used for data analysis. The PI then provides a formal attestation, verifying that the statistical methods are aligned with the study objectives, are appropriate for the data collected, and comply with regulatory requirements. (WBS 1.3.5.5)

o	Tables, figures and listings will be generated for each report/addenda. (WBS 1.3.5.6)

Vaxart will complete database lock in a stepwise fashion which first includes freezing data for the XBB topline report and XBB full analysis report, followed by data cleaning (soft lock) for KP.2 prior to full database lock (hard lock) and completion of the KP.2 CSR. The process of finalizing and freezing the study database is to prevent further modifications to the data. (WBS 1.3.6)

●

Soft lock will be initiated with the temporary suspension of data entry or editing capabilities in the study database, allowing specific authorized personnel to address critical data-related issues or queries. (WBS 1.3.6.1)

●	Hard lock will be completed including the final and permanent closure of the study database after all data entry, editing, and review processes are completed. (WBS 1.3.6.2)

The Data Safety Management Board (DSMB) will perform planned safety reviews monthly, aggregate data reviews quarterly and ad hoc safety reviews as deemed necessary. Data displays for any DSMB review will be generated by the appropriate blinded or unblinded statistical team. The operations of the DSMB will be specified in the DSMB charter. (WBS 1.3.7)

Vaxart will work with the CRO to generate the final reports and close-out the trial as described below (1.3.8)

●	Vaxart clinical CRO will generate a CSR for KP.2 safety and efficacy results (1.3.8.1)
●	Vaxart clinical CRO will generate CSR addenda with KP.2 and XBB immunogenicity results (1.3.8.2)
o	The above reports will be submitted to regulatory authorities as part of the trial documentation, providing a comprehensive representation of the trial’s results and data (described in 1.4.1)
●	At the end of the study, Vaxart clinical CRO will close out the study sites (1.3.8.3)
●	Study trial master file will be QC’ed; electronic TMF, Case Report Forms, and essential documents will be archived according to FDA 21 CFR retention standards. (1.3.8.4)
●	Final vendor payments will be reconciled; CRO and other clinical vendor contracts will be closed. (1.3.8.5)

Task Area #4 – Regulatory (WBS 1.4)

Vaxart will prepare FDA submissions, keep track of relevant legislation, advise on legal and scientific requirements and limitations, and provide regulatory support for the evaluation of data for this study.

●	In compliance with FDA regulations, Vaxart will provide regulatory oversight, conduct regulatory actions, and complete regulatory submissions required for the program, as outlined below (WBS 1.4.1):
o

In compliance with FDA regulations, Vaxart will prepare and submit for this study Annual Reports, Certificate of Analysis, Protocol(s), and pharmacovigilance documents. These submissions will be submitted under US FDA IND 27602 - VXA- CoV2-3.1-S, an oral SARS-CoV-2 vaccine E1-/E3-deleted replication defective recombinant adenovirus 5 with dsRNA adjuvant, and VXA-CoV2-3.3, an oral SARS-CoV-2 vaccine E1-/E3-deleted replication defective recombinant adenovirus 5 with dsRNA adjuvant.

o

In compliance with FDA regulations, Vaxart will submit all required annual regulatory submissions within [***] days of the anniversary date of our approved IND 27602. This report will contain new information collected over the past year pertaining to the safety, effectiveness, and labeling of our vaccine in this study.

o

Vaxart will notify the appropriate regulatory authorities regarding the safety of the vaccine. The safety of the vaccine will be evaluated through the reporting of solicited symptoms of reactogenicity for one (1) week following each study drug administration. Because the vaccine contains a double stranded RNA (dsRNA) adjuvant, MAAEs will be collected through one (1) year post last dose to address the theoretical potential for induction of autoimmune or auto-inflammatory diseases, as is standard for this class of vaccines. Participants will also be monitored for exposure to SARS-CoV2 and symptomatic SARS-CoV2 infection (COVID-19).

o	Regulatory submissions (WBS 1.4.1):
▪	400 participant XBB sentinel submissions are as follows:
●	30-day safety follow up
●	DSMB recommendation for 400 participants XBB sentinel group 30-day safety follow-up
●	Any additional information requests that FDA may want in support of the submissions.
●	All XBB data reports including XBB topline and clinical analysis reports as well as any addenda
▪	Approximately 5,000 participant KP.2 submissions are as follows:
●	KP.2 Protocol Amendment and supporting clinical documents (ICF, CMC update, etc.)
●	KP.2 CSR and addenda
●	Any additional information requests that FDA may want in support of the submissions.

Task Area #5 – CMC (WBS 1.5) - Trial Material Manufacturing, Acquisition, Packaging & Distribution Vaxart will complete all activities and GMP documentation, ensuring that clinical trial material will be ready to support the 400-participant sentinel study (XBB) and the approximately 5,000 participant Ph2b head-to-head clinical trial with an mRNA comparator targeting the KP.2 COVID variant. Activation of milestones for comparator vaccine purchase (MS 113.1 & 113.2) and kitting (MS 116.1 & 116.2) will not proceed without written authorization from BARDA (PAR or Alt PAR).

Vaxart Trial Material Manufacturing & Packaging (1.5.1)

●	Commence activities for KP.2 manufacturing. (WBS 1.5.1.1)
●	A KP.2 RVB (research virus bank) will be completed prior to use in GMP manufacturing of KP.2 clinical trial material. (WBS 1.5.1.2)

●

KP.2 GMP Bulk Drug Substance Material will be manufactured, tested, and released with appropriate methods at sufficient quantities to ensure the supply of the entire Ph2b trial is from a single lot. (WBS 1.5.1.3)

●	KP.2 GMP Drug Product will be manufactured, tested, and released with appropriate methods at sufficient quantities to ensure the supply of the entire Ph2b trial is from a single lot.
●

Vaxart will utilize industry standard risk mitigation practices and manufacture additional clinical trial material above the amount required to supply the approximately 5,000 participant Ph2b clinical trial. (WBS 1.5.1.4)

●	All GMP material will be placed on appropriate stability studies. (WBS 1.5.1.5)
●	Vaxart KP.2 COVID vaccine clinical trial materials will be shipped to the depot (WBS 1.5.1.6) to allow for distribution to clinical sites (WBS 1.5.2).

CTM Distribution & Logistics (1.5.2)

●	Vaxart will manage clinical trial material distribution and logistics (WBS 1.5.2.1).
●	Vaxart will acquire the mRNA comparator, saline, and ancillary kits. (WBS 1.5.2.2).
●	Vaxart COVID vaccine clinical trial materials will be kitted with the mRNA comparator and saline according to the milestones in Section 5 (WBS 1.5.2.3).
●	Vaxart will ensure storage (1.5.2.4) of the KP.2 kitted trial materials.
●	Vaxart will ensure distribution of the clinical trial materials to clinical depots and/or sites and return and disposition of any remaining KP.2 materials (1.5.2.5).
o	The remaining unused KP.2 material can be disposed per written agreement with BARDA.

PHASE 2: Additional Characterization of Immune Responses

Vaxart will expand on the durability of the immune responses initially characterized by tracking mucosal samples from vaccinated individuals for a year and assess cross-reactivity over time.

Task Area #1 – Analytical (WBS 2.1)

Vaxart, in partnership with University of Washington (UW), will conduct B-cell flow cytometry as part of ‘future use’ testing to determine the changes to the B cell memory pool in the subpopulation of participants with samples collected on days 1 and 8 using PBMC-EDTA. All assay work will be done using appropriately developed assays in accordance with SOPs (see details for appropriate development level in note at the end of the SOW) and referenced in 1.2.1. (WBS 2.1)

●

The project will be initiated through discussions and laboratory work to bring B-cell flow cytometry analysis to the developed threshold per DMID guidelines. This will include material and supply acquisition and experimentation to define proper sample processing of PBMCs for flow cytometry assays (WBS 2.1.1)

●	UW will perform B-cell flow cytometry and subsequent analysis to determine if memory B-cell populations increase and/or differ between vaccination groups (WBS 2.1.2).
●

A Phase 2 final report will be generated to include all ‘future use’ analysis. This will include the assays conducted by Vaxart, as well as those conducted by BARDA (report covered under WBS 2.1.3, data transfer for BARDA analysis covered under 1.2.1.5 and 1.2.2.5). (WBS 2.1.3)

4.0	Deliverables
1.	Meetings

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates

1.1	Post Award Teleconference	[***]	[***]
1.2	Kickoff Meeting	[***]	[***]
1.3	Weekly Teleconference	[***]	[***]
1.4	Technical, Subgroup, Ad Hoc Teleconference(s)	[***]	[***]
1.5	Periodic Review Meetings	[***]	[***]
1.7	Daily check-in with BARDA in the event of a PHE	[***]	[***]

2.	Technical Reporting: General

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
2.1	Project Management Plan (PMP)	[***]	[***]
2.4	Gantt Chart/Timeline of the project	[***]	[***]
2.5	Communication Plan	[***]	[***]
2.6	Performer Locations	[***]	[***]
2.7	Pandemic/Public Health Emergency Facility and Operational Management Plan	[***]	[***]
2.8	Request for Information (RFI) Responses	[***]	[***]
2.9	Monthly & Annual Technical Progress Reports/Annual Meeting	[***]	[***]
2.10	Draft and Final Technical Progress Report	[***]	[***]

3.	Physical Inventory Deliverables

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
3.1	Draft and Final Nonclinical Study Report(s)	[***]	[***]
3.2	Nonclinical Study Protocols	[***]	[***]
3.3	Nonclinical Study Final Data Submission Package	[***]	[***]

4.	Technical Reporting: Clinical Trials

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
4.1	Clinical Trial Protocols	[***]	[***]
4.2	Clinical Trial Documentation[1]	[***]	[***]
4.3	ClinicalTrials.Gov Posting and Results Reporting	[***]	[***]
4.4	Draft and Final Clinical Study Report(s) for All Planned Analyses	[***]	[***]
4.5	Project-Specific First Site Activated for First Participant First Visit	[***]	[***]
4.6	Clinical Report During Active Enrollment Periods[2]	[***]	[***]
4.7	Access to Electronic Systems Used in Trial Conduct	[***]	[***]
4.8	Blinded Safety Reports, Medical Data Listing, CIOMS Report, Pharmacovigilance Database Listing	[***]	[***]
4.9	Specimen Collection for Future Use	[***]	[***]
4.10	Clinical Trial Final Study Package	[***]	[***]
4.11	Data Exchange Package(s) Submitted to Regulatory Agency(s)	[***]	[***]
4.12	Clinical Trial Datasets Made Publicly Available	[***]	[***]
4.13	Additional Data Package(s)	[***]	[***]

5.	Technical Reporting: Quality Assurance

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
5.1	Quality Management Plan (QMP)	[***]	[***]
5.2	BARDA Audit	[***]	[***]
5.3	FDA Inspections/Site visits	[***]	[***]
5.4	Quality Assurance Audits and Sub-performer Monitoring Visits	[***]	[***]
5.5	Risk Management Plan (RMP)	[***]	[***]
5.6	Integrated Master Schedule (IMS)	[***]	[***]
5.7	Deviation Notification and Mitigation Strategy	[***]	[***]
5.8	Incident Report	[***]	[***]

6.	Advanced R&D Products

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
6.1	Technical Documents	[***]	[***]
6.2	Publications	[***]	[***]
6.3	Performer Clinical Publication Timeline and USG Right to Publish Data	[***]	[***]
6.4	Performer Nonclinical Publication Timeline and USG Right to Publish Data	[***]	[***]
6.5	Additional deliverables for Performer supported, exploratory assays	[***]	[***]

7.	Regulatory Deliverables

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
7.1	Regulatory Strategy/Plan	[***]	[***]
7.2	FDA Meetings, Interactions, and Correspondence	[***]	[***]
7.3	FDA Submissions	[***]	[***]

*Deliverables are not considered 'final' until approved by the PAR or Alt PAR.

5.	Milestones

MS #	Task #	Description	Due Date	Government Funds
	1.1	Project Management	[***]
1	1.1	Project Kick Off	[***]	$[***]
2		CRO Initiation. Subcontract Execution: [***]	[***]	$[***]
3	1.1	PM Plans	[***]	$[***]
			[***]
4	1.1.1	Weekly Meetings - 110 total ($[***] ea)	[***]	$[***]
5	1.1.1	Weekly Meetings - 10 total ($[***] ea)	[***]	$[***]
5.1	1.1.1	Weekly Meetings – 12 additional ($[***] ea)	[***]	$[***]
5.2	1.1.1	Vaxart Project Management	[***]	$[***]
5.3	1.1.1	Outsourced Project Management	[***]	$[***]
5.4	1.1.1	Program Travel	[***]	$[***]
5.5	1.1.1	Year 1 Meeting - BARDA	[***]	$[***]
5.6	1.1.1	Year 2 Meeting - BARDA	[***]	$[***]
5.7	1.1.1	Final Meeting - BARDA	[***]	$[***]
6	1.1.1	PM Meetings at Vaxart	[***]	$[***]
7	1.1.1	PM Meetings at Vaxart	[***]	$[***]
8	1.1.1	PM Meetings at Vaxart	[***]	$[***]
9	1.1.1	PM Meetings at Vaxart	[***]	$[***]
10	1.1.1	PM Meetings at Vaxart	[***]	$[***]
11	1.1.1	PM Meetings at Vaxart	[***]	$[***]
11.1	1.1.1	PM Subcontract – Latham	[***]	$[***]
11.2	1.1.1	PM Subcontract – Latham	[***]	$[***]
11.3	1.1.2	Risk Management	[***]	$[***]
12	1.1.3	Monthly Cost Accounting/Invoicing	[***]	$[***]
12.1	1.1.3	2 Invoices	[***]	$[***]
12.2	1.1.3	3 Additional Invoices	[***]	$[***]
12.3	1.1.3	Financial Management & Reporting	[***]	$[***]
12.4	1.1.3	Accounting Subcontract – Latham	[***]	$[***]
12.5	1.1.3	Accounting Subcontract – Latham	[***]	$[***]
12.6	1.1.3	Indirect Cost Rate Adjustment[1]	[***]	$[***]
13	1.1.3	Monthly Technical & Business Reports	[***]	$[***]
13.1	1.1.3	Annual Report 1	[***]	$[***]
13.2	1.1.3	Annual Report 2	[***]	$[***]
13.3	1.1.3	Annual Report 3	[***]	$[***]

13.4	1.1.3	Final Technical and Business Status Report	[***]	$[***]
	1.2	Analytical
	1.2.1	Serum & T Cells
14	1.2.1.1	Start Up Meeting	[***]	$[***]
15	1.2.1.2	Log Samples	[***]	$[***]
16	1.2.1.3	Complete Sample Shipment	[***]	$[***]
16.1	1.2.1.4	Immunoassays Completed by Vaxart	[***]	$[***]
17	1.2.1.5	T Cell Response Measured by [***]	[***]	$[***]
	1.2.2	Mucosal Analysis
18	1.2.2.1	Start Up	[***]	$[***]
18.1	1.2.2.1	Initial Start Up	[***]	$[***]
19	1.2.2.1	Order & Receive Materials	[***]	$[***]
20	1.2.2.2	Controls & Qualification Complete	[***]	$[***]
21	1.2.2.3	Complete Nasal Analysis	[***]	$[***]
22	1.2.2.4	Complete Saliva Analysis	[***]	$[***]
23	1.2.2.5	Data provided to Clinical CRO from BARDA Lab	[***]	$[***]
	1.2.3	Infection & Efficacy
24	1.2.3.1	Start Up	[***]	$[***]
24.1	1.2.3.1	Task Kick-Off	[***]	$[***]
25	1.2.3.2	Lab Kit Replenishment	[***]	$[***]
25.1	1.2.3.2	Lab Kit Replenishment – first shipment	[***]	$[***]
26	1.2.3.2	Site to Central Lab Shipment	[***]	$[***]
26.1	1.2.3.2	Site to Central Lab Shipment – first shipments	[***]	$[***]
27	1.2.3.2	Central Lab: 3 shipments / 6 months	[***]	$[***]
27.1	1.2.3.3	Sequencing of Symptomatic Samples by BARDA Lab	[***]	$[***]
28	1.2.3.4	Sample Testing	[***]	$[***]
29	1.2.3.4	Sample Analysis	[***]	$[***]
30	1.2.3.4	Data Transfer	[***]	$[***]
	1.3	Clinical
	1.3.1	Site Start Up	[***]
35	1.3.1.1	Essential Documents Complete	[***]	$[***]
35.1	1.3.1.1	Essential Documents 50% Complete	[***]	$[***]
35.2	1.3.1.1	Essential Documents 100% Complete	[***]	$[***]
36	1.3.1.2	Site Contracts Complete	[***]	$[***]
37	1.3.1.3	Regulatory Binders Complete	[***]	$[***]
37.1	1.3.1.3	Regulatory Binders Draft	[***]	$[***]

38	1.3.1.4	Site Initiation Visits	[***]	$[***]
38.1	1.3.1.4	SIV – Initial Sites	[***]	$[***]
38.2	1.3.1.4	SIV – Additional Sites 1	[***]	$[***]
38.3	1.3.1.4	SIV – Additional Sites 2	[***]	$[***]
39	1.3.1.5	IP Shipments to Sites	[***]	$[***]
39.1	1.3.1.5	IP Shipment to Sites – Initial Sites	[***]	$[***]
40	1.3.1.5	Lab & Other Supplies to Sites	[***]	$[***]
40.1	1.3.1.5	Lab & Other Supplies to Sites – Initial Sites	[***]	$[***]
40.2	1.3.1.5	Lab & Other Supplies to Sites – Additional Sites	[***]	$[***]
41	1.3.1.6	Study Meetings/Training	[***]	$[***]
41.1	1.3.1.6	Study Meetings/Training – Initial Sites	[***]	$[***]
	1.3.2	Enrollment
42	1.3.2.1	Pre-screening	[***]	$[***]
43	1.3.2.2	Screening	[***]	$[***]
44	1.3.2.3	Randomization	[***]	$[***]
44.1	1.3.2.3	Randomization – 400 Participants	[***]	$[***]
	1.3.3	Clinical Conduct
45	1.3.3.1	Study Visits Commence	[***]	$[***]
46	1.3.3.2	Biosample Collection	[***]	$[***]
46.1	1.3.3.2	Biosample Collection – 400 Participants	[***]	$[***]
47	1.3.3.3	Interim Safety Review (XBB)	[***]	$[***]
48	1.3.3.4	Source Data Verification	[***]	$[***]
48.1	1.3.3.4	SDV – 400 subjects	[***]	$[***]
49	1.3.3.5	Site Supplies Management	[***]	$[***]
49.1	1.3.3.5	Site Supplies Management (through 1/31/2025)	[***]	$[***]
49.2	1.3.3.5	Site Supplies Management (from 2/1/2025)	[***]	$[***]
50	1.3.3.6	First 2,500 Participants Dosed	[***]	$[***]
50.1	1.3.3.6	Second 2,500 Participants Dosed	[***]	$[***]
50.2	1.3.3.6	Remaining Participants Dosed	[***]	$[***]
51	1.3.3.7	Conclusion of Follow Up	[***]	$[***]
	1.3.4	Medical Monitoring
52	1.3.4.1	Unblinded Monitoring	[***]	$[***]
52.1	1.3.4.1	Unblinded Monitoring (through 1/31/2025)	[***]	$[***]
52.2	1.3.4.1	Unblinded Monitoring (from 2/1/2025)	[***]	$[***]

53	1.3.4.2	Routine Monitoring Visit - 2-3 Visits Per Site (360 visits)	[***]	$[***]
54	1.3.4.2	Routine Monitoring Visits, Quarter 1	[***]	$[***]
55	1.3.4.2	Routine Monitoring Visits, Quarter 2	[***]	$[***]
56	1.3.4.2	Routine Monitoring Visits, Quarter 3	[***]	$[***]
57	1.3.4.2	Routine Monitoring Visits, Quarter 4	[***]	$[***]
58	1.3.4.2	Routine Monitoring Visits, Quarter 5	[***]	$[***]
59	1.3.4.2	Routine Monitoring Visits, Quarter 6	[***]	$[***]
60	1.3.4.2	Routine Monitoring Visits, Quarter 7	[***]	$[***]
61	1.3.4.2	Routine Monitoring Visits, Quarter 8	[***]	$[***]
62	1.3.4.2	Routine Monitoring Visits, Quarter 9	[***]	$[***]
63	1.3.4.2	Routine Monitoring Visits, Quarter 10	[***]	$[***]
64	1.3.4.2	Routine Monitoring Visits, Quarter 11	[***]	$[***]
65	1.3.4.2	Routine Monitoring Visits, Quarter 12	[***]	$[***]
	1.3.5	Data Management / Statistics
66	1.3.5.1	Statistical Analysis Plan	[***]	$[***]
66.1	1.3.5.1	SAP – Initial Work	[***]	$[***]
66.2	1.3.5.1	SAP – Additional Work	[***]	$[***]
66.3	1.3.5.2	XBB Topline Report	[***]	$[***]
66.4	1.3.5.3	XBB Clinical Report	[***]	$[***]
67	1.3.5.4	Programming Specification, Dvlpt, & Review	[***]	$[***]
67.1	1.3.5.4	Set up of TLF shells for 1st DSMB review	[***]	$[***]
67.2	1.3.5.4	Re-programming Datasets and TFLs for DSMB to separate XBB and KP.2	[***]	$[***]
68	1.3.5.5	Method Validation	[***]	$[***]
69	1.3.5.6	TFL Generation	[***]	$[***]
69.1	1.3.5.6	TFL Generation for DSMB Review	[***]	$[***]
	1.3.6	Database Lock
70	1.3.6.1	Soft Lock	[***]	$[***]
71	1.3.6.2	Hard Lock	[***]	$[***]

	1.3.7	Data Safety Monitoring Board
72	1.3.7	DSMB Meetings (6/14/2024-11/23/2026)
73	1.3.7	DSMB Meeting	[***]	$[***]
74	1.3.7	DSMB Meeting	[***]	$[***]
75	1.3.7	DSMB Meeting	[***]	$[***]
76	1.3.7	DSMB Meeting	[***]	$[***]
77	1.3.7	DSMB Meeting	[***]	$[***]
78	1.3.7	DSMB Meeting	[***]	$[***]
79	1.3.7	DSMB Meeting	[***]	$[***]
80	1.3.7	DSMB Meeting	[***]	$[***]
81	1.3.7	DSMB Meeting	[***]	$[***]
82	1.3.7	DSMB Meeting	[***]	$[***]
	1.3.8	Clinical Trial Closeout
83	1.3.8.1	KP.2 CSR	[***]	$[***]
83.1	1.3.8.2	CSR Addenda	[***]	$[***]
84	1.3.8.3	Clinical and Site Closeout	[***]	$[***]
85	1.3.8.4	TMF QC and Archival	[***]	$[***]
85.1	1.3.8.5	CRO Financial and Operational Closeout	[***]	$[***]
	1.4.	Regulatory (6/2024-7/1/2027)
86	1.4.1	Pharmacovigilance	[***]	$[***]
87	1.4.1	Management of Pharmacovigilance	[***]	$[***]
88	1.4.1	Outsourced Support for Pharmacovigilance	[***]	$[***]
89	1.4.1	FDA Annual Report 1	[***]	$[***]
90	1.4.1	FDA Annual Report 2	[***]	$[***]
91	1.4.1	FDA Annual Report 3	[***]	$[***]
92	1.4.1	Regulatory Interactions - Quarter 1	[***]	$[***]
93	1.4.1	Regulatory Interactions - Quarter 2	[***]	$[***]
94	1.4.1	Regulatory Interactions - Quarter 3	[***]	$[***]
95	1.4.1	Regulatory Interactions - Quarter 4	[***]	$[***]
96	1.4.1	Regulatory Interactions - Quarter 5	[***]	$[***]
97	1.4.1	Regulatory Interactions - Quarter 6	[***]	$[***]
98	1.4.1	Regulatory Interactions - Quarter 7	[***]	$[***]
99	1.4.1	Regulatory Interactions - Quarter 8	[***]	$[***]
100	1.4.1	Regulatory Interactions - Quarter 9	[***]	$[***]

101	1.4.1	Regulatory Interactions - Quarter 10	[***]	$[***]
102	1.4.1	Regulatory Interactions - Quarter 11	[***]	$[***]
103	1.4.1	Regulatory Interactions - Quarter 12	[***]	$[***]
103.1	1.4.1	Regulatory Interactions - Quarter 13	[***]	$[***]
	1.5	CMC, MFG & Distribution
104	1.5.1.1	Manufacturing Start - FFP	[***]	$[***]
105	1.5.1.2	Research Virus Bank manufacturing	[***]	$[***]
		KP.2 Bulk Drug Substance manufacture, test, and release
106	1.5.1.3	Lot A - FFP	[***]	$[***]
107	1.5.1.3	Lot B	[***]	$[***]
		KP.2 GMP Drug Product manufacture, test, and release
108	1.5.1.4	Lot A - FFP	[***]	$[***]
109	1.5.1.4	Lot B - FFP	[***]	$[***]
110	1.5.1.5	Stability Studies	[***]	$[***]
111	1.5.1.6	Labeling, Packaging and Shipment to Depot (Vaxart KP.2 Product) - FFP	[***]	$[***]
112	1.5.2.1	Technical Management of Non-Vaxart Trial Material Acquisition, Packaging & Distribution	[***]	$[***]
113.1	1.5.2.2	Acquisition of mRNA Comparator (First 3,750 PFS)	[***]	$[***]
113.2	1.5.2.2	Acquisition of mRNA Comparator (Additional 3,750 PFS)	[***]	$[***]
114	1.5.2.2	Acquisition of Saline	[***]	$[***]
115	1.5.2.2	Acquisition of Ancillary Kits	[***]	$[***]
116.1	1.5.2.3	Kitting of mRNA Comparator (First 3,750 PFS)	[***]	$[***]
116.2	1.5.2.3	Kitting of mRNA Comparator (Additional 3,750 PFS)	[***]	$[***]
117	1.5.2.3	Kitting of Saline	[***]	$[***]
118	1.5.2.4	Storage	[***]	$[***]
119	1.5.2.5	Distribution to Clinical Sites	[***]	$[***]
	2.1	Additional Characterization of Immune Response
120	2.1.1	Kick Off / Program Initiation	[***]	$[***]
121	2.1.1	Materials & Supplies Acquisition	[***]	$[***]

122	2.1.1	Sample Processing	[***]	$[***]
123	2.1.1	Durability Sample Analysis	[***]	$[***]
124	2.1.2	Flow Analysis	[***]	$[***]
125	2.1.3	Phase 2 Final Report	[***]	$[***]

			SUM	$344,795,504
		RESERVE*		$[***]
			Total	$[***]
			Contract Type	CPFF/FFP

1 Final Indirect rates have been agreed-to by Vaxart and Government as detailed in the Project Agreement.

*RESERVE Note: Additional funding available only upon written request with acceptable technical justification and Government approval (PAR/Alt PAR & OTAO).

**WBS activities may not be initiated without PAR/Alt PAR approval

6.	Data Rights

Vaxart has filed broad domestic and international patents covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 (US patents 7,879,602 and 8,222,224). Vaxart has also filed for patent protection on their COVID-19 vaccine candidates. All intellectual property is fully owned by Vaxart, without any encumbrances.

Vaxart anticipates that it will utilize intellectual property (including patented inventions) in the performance of any contract that either has been developed at private expense (and in which Vaxart has ownership in the case of patented invention pursuant to FAR 52.227-11 or data pursuant to FAR 52.227-14), developed by a third-party (in which Vaxart has appropriate license rights) or pursuant to a prior government contract (in which case Vaxart has ownership rights as determined by that contract). Vaxart will provide a more detailed statement of rights in intellectual property for government review and approval (including any declarations of rights in intellectual property by Vaxart’s subcontractors) and does not anticipate any impediments in Vaxart’s ability to develop the vaccine technology based upon intellectual property that will be utilized in performance.

Technical Data to Be Furnished with Restrictions	Basis for Assertion	Asserted Rights Category	Name of Asserting Organization	Milestone Affected
[***]	Vaxart development prior to contract at private expense	Limited rights	Vaxart, Inc.	N/A;